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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Momenta Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	04-3561634 (Employer Identification Number)
43 Moulton Street, Cambridge, Massachusetts 02138 (Address of principal executive offices) (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

Securities Act registration statement file number to which this form relates:	333-113522 (If applicable)

        Securities to be registered pursuant to Section 12(b) of the Act: None

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share
(Title of Class)

Item 1: Description of Registrant's Securities to be Registered.

        The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $0.0001 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Registration Statement on Form S-1") (File No. 333-113522), as amended from time to time, is incorporated herein by reference.

Item 2: Exhibits.

        The following exhibits are filed herewith (or incorporated by reference as indicated below):

    1.
    Second Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1.

    2.
    Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1.

    3.
    Form of Third Amended and Restated Certificate of Incorporation of the Registrant to be effective upon closing of the offering, incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1.

    4.
    Form of Second Amended and Restated By-laws of the Registrant to be effective upon closing of the offering, incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Momenta Pharmaceuticals, Inc.
By:	/s/ ALAN L. CRANE Alan L. Crane Chairman of the Board, President and Chief Executive Officer

June 14, 2004

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  Item 1: Description of Registrant's Securities to be Registered.
  Item 2: Exhibits.
SIGNATURE